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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference of our reports dated February 16, 1999, with respect to the consolidated financial statements of The Presley Companies and the combined financial statements of the Significant Subsidiaries of The Presley Companies included in The Presley Companies' Annual Report on Form 10-K/A for the year ended December 31, 1998, in the Proxy Statement of The Presley Companies that is made a part of the Registration Statement (Form S-4) and Prospectus of Presley Merger Sub, Inc. for the registration of 10,439,135 shares of its common stock.

     We also consent to the use of our report dated January 29, 1999 with respect to the consolidated financial statements of William Lyon Homes, Inc. for each of the three years in the period ended December 31, 1998, included in the Proxy Statement of The Presley Companies that is made a part of the Registration Statement (Form S-4) and Prospectus of Presley Merger Sub, Inc. for the registration of 10,439,135 shares of its common stock.

                                                               Ernst & Young LLP

Newport Beach, California
October 6, 1999